UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 30, 2014

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Amendment to a Material Definitive Agreement.

On June 30, 2014, the Company entered into an amended note (“Amended Note”) with respect to that certain $735,000 principal amount subordinated note issued to Robert Averill on May 7, 2013.  The Amended Note increases the principal amount to $801,049 which is the original principal amount of the subordinated note plus accrued and unpaid interest to June 18, 2014.  The interest rate on the note was increased to 9% per annum commencing June 30, 2014, and the interest rate increases by 1% per month, commencing on September 16, 2014 until the Amended Note is paid in full.  This Amended Note extends the maturity date to the earlier of December 31, 2014 and the date on which the Company consummates one or more financing transactions of at least $10,000,000 in the aggregate.  The Company also agreed to secure its obligations under the Amended Note with a lien on certain of its intellectual property assets.  The Company has also agreed to reimburse Mr. Averill for his legal fees, not to exceed $25,000, in conjunction with the Amended Note.

ITEM 9.01.  EXHIBITS

10.61	Amended Note, dated as of June 30, 2014
10.62	Security Agreement, dated as of June 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 31, 2014

Axion Power International, Inc.

By:	/s/ Charles R. Trego, Jr.

Charles R. Trego Jr.
Interim Chief Financial Officer

LIST OF EXHIBITS

10.61	Amended Note, dated as of June 30, 2014
10.62	Security Agreement, dated as of June 30, 2014